                                                                     EXHIBIT 5.1



NationsBank of Texas, N.A.
November 11, 1997
Page 1







                                November 11, 1997



NationsBank of Texas, N.A.
901 Main Street, 64th Floor
Dallas, Texas  75202

         Re:      Financing of AEI Holding Company, Inc.

Ladies and Gentlemen:

         We have acted as counsel to (i) AEI Holding Company, Inc., a Delaware corporation ("Borrower"), (ii) Bowie Resources, Limited, a Colorado corporation ("Bowie"); and (iii) Tennessee Mining, Inc., a Kentucky corporation ("TMI"), and Addington Mining, Inc., a Kentucky corporation ("AMI"), and Ikerd-Bandy Co., Inc., a Kentucky corporation ("Ikerd") (TMI, AMI and Ikerd collectively are referred to as "Guarantors," and Guarantors, Bowie and Borrower collectively are referred to as the "Restricted Parties"), in connection with the preparation, execution and delivery of (a) the Credit Agreement, dated as of November 11, 1997 (the "Credit Agreement"), among Borrower and NationsBank of Texas, N.A., a national banking association ("NationsBank"), as Agent and Lender, and The Provident Bank, an Ohio banking corporation ("Provident"), and (b) the other Loan Documents (as defined in the Credit Agreement) to which any Restricted Party is a party. This opinion is rendered to you pursuant to the Credit Agreement. Capitalized terms used herein without definition shall have the respective meanings given them in the Credit Agreement, and, if not defined in the Credit Agreement, in the applicable Security Document.

         In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the Articles of Incorporation of the Restricted Parties and the Loan Documents. We also have examined the originals or copies, certified or otherwise identified to our satisfaction, of all such records of the Restricted Parties and all such agreements, certificates of public officials, certificates of officers of the Restricted Parties and others, and such other documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinions set forth below. In our examination, we have assumed the genuineness of all signatures, the legal competence of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents. We also have assumed that: (i) each party other than any Restricted Party has validly authorized, approved, executed and delivered each of the agreements referred to herein, (ii) each of such other parties has been duly organized and is validly existing and in good standing under its jurisdiction of incorporation with the corporate or other organizational power to perform its obligations thereunder;
(iii) each such agreement is a valid, binding and enforceable obligation of each such other party thereto; and (iv) all proceedings and undertakings which are necessary for each party other than any Restricted Party to execute and deliver the Loan Documents to which it is a party and make the Loan have been properly carried out in accordance with the requirements of applicable law.

NationsBank of Texas, N.A.
November 11, 1997
Page 2

         In rendering this opinion, we have relied as to factual matters on the representations and warranties contained in the Loan Documents delivered to NationsBank by the Restricted Parties and certificates of the Restricted Parties (the "Certificates"), dated November 11, 1997, and as to the accuracy and completeness of certain representations and warranties and other factual matters, delivered to us, and we have assumed that all representations and warranties in the Loan Documents are accurate and complete, and that statements in the Certificates as to factual matters are accurate and not materially misleading. Although we have made inquiries with respect to such matters, and relied upon representations of officers of the Restricted Parties, we have not, except as specifically noted above, made any independent review or investigation of facts in connection with this opinion. Without limiting the generality of the foregoing, except as specifically noted above, we have not made any independent review or investigation in connection with this opinion of any judgment, order, decree, agreement or instrument, in each case to which any Restricted Party is a party or by which properties of any Restricted Party are bound, nor have we made any independent investigation as to the existence of any actions, suits, proceedings or investigations, if any, pending or threatened against any Restricted Party.

         Members of our firm are admitted to the bar in the Commonwealth of Kentucky and admitted to practice in certain federal courts throughout the United States. We express no opinion as to the laws of any jurisdiction except the laws of the Commonwealth of Kentucky and the United States of America. To the extent to which this opinion deals with matters governed by or relating to the laws of the State of Texas, the State of Colorado, the State of Delaware or any other state, we have assumed that such laws are the same as the laws of the Commonwealth of Kentucky, and that such laws are not contrary to a fundamental public policy of the Commonwealth of Kentucky. In addition, if any or all of the property or collateral is located outside of Kentucky, then we have assumed that the laws of such state are identical to the laws of the Commonwealth of Kentucky.

         Our opinion is further subject to the following exceptions, qualifications and assumptions:

         (a) We have made no examination of, and no opinion is given herein as to, the title or other ownership rights of any Restricted Party in or to, or (except as expressly provided herein with respect to the attachment and perfection of the security interests contemplated by the Security Documents) the existence or relative priority of any liens, charges or encumbrances on, or adverse claims against, any of the Collateral (as defined in the Credit Agreement), and we have assumed for purposes of this opinion that each Restricted Party has rights in any Collateral in which it purports to grant a security interest. We express no opinion as to the attachment or perfection of any security interest as it relates to any Collateral excluded from Article 9 of the Uniform Commercial Code of the Commonwealth of Kentucky (the "UCC"). Further, we express no opinion as to the relative priority of the security interests granted pursuant to the Security Documents.

NationsBank of Texas, N.A.
November 11, 1997
Page 3

         (b) The opinions hereinafter expressed are qualified to the extent that: (i) the enforceability of any obligations of any Restricted Party under any of the Loan Documents may be affected or limited by, or subject to, any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other laws and rules of law affecting the enforcement generally of creditors' rights and remedies (including such as may deny giving effect to waivers of debtors' or guarantors' rights or which address the adequacy with consideration for the giving of a guarantee) which may be in effect from time to time; (ii) equitable principles may be applied in construing or enforcing the provisions of the Loan Documents or of any other instrument or document (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, refusing to give effect to any restriction on any Restricted Party's right to transfer any Collateral because such restriction is deemed unreasonable; and (iii) the enforceability, validity or binding effect of certain remedial provisions of the Loan Documents may be limited by applicable law which may limit particular rights and remedies. In addition, the opinions set forth below are subject to the qualification that the enforcement of any of NationsBank's rights may in all cases be subject to an implied duty of good faith on its part.

         (c) Further, we express no opinion as to the validity or enforceability of any particular provision of any of the Loan Documents relating to: (i) the availability of any specific or equitable relief of any kind; (ii) the collection of interest on overdue interest or providing for a penalty rate of interest or late charges on overdue or defaulted obligations; or (iii) the recovery of attorneys' fees beyond those permitted by applicable statutes; (iv) the survivability of any term, covenant or condition contained in the Loan Documents after the termination of the applicable Loan Documents; (v) future advances or the right of NationsBank to pay expenses, disburse funds or apply Loan proceeds on behalf of Borrower beyond such disbursements and advances permitted by applicable statutes or advances that are directly authorized under the Loan Documents; (vi) the grant of any powers of attorney to NationsBank or the authorization to disburse Loan proceeds on behalf of Borrower; (vii) the assignment of any insurance policies, the exercise of rights thereunder or the right to proceeds thereof, to the extent that such provisions may conflict with the terms and conditions of such insurance policies; (viii) exculpation clauses and clauses relating to releases or waivers of unmatured claims or rights; or
(ix) the appointment of a receiver without judicial approval.

NationsBank of Texas, N.A.
November 11, 1997
Page 4

         (d) In addition, we express no opinion as to the validity and enforceability of any provision in any Loan Document to the extent that such provision purports to: (i) waive or release NationsBank or any party from the obligation to comply with, any requirement of diligent performance, commercial reasonableness, good faith, notice or other care with respect to the recognition or preservation of any rights of any Restricted Party to, or interest in, any property subject to the security interests granted thereby, to the extent that any such provision is not specifically authorized under the UCC or other applicable statutes as now or hereafter in effect; (ii) grant to NationsBank or any person or entity any remedies with respect to any seizure or disposition of property or assets (or the proceeds thereof) of any Restricted Party, with or without notice of hearing, and before or after an event of default or default, to the extent that any such remedies are not specifically provided for under the UCC, other applicable statutes or the common law as now or hereafter in effect;
(iii) authorize NationsBank to set off and apply any deposits at any time held, and any other indebtedness at any time owing, by it to or for the account of any Restricted Party against any indebtedness of any Restricted Party to NationsBank except to the extent such indebtedness has matured, is in a liquidated amount and the security held by NationsBank is not adequate for the repayment of such indebtedness, or to set off and apply any funds held in a special purpose account as to which NationsBank has notice of the interest of any third party;
(iv) grant NationsBank a security interest in any property as to which a valid security interest cannot be granted under Article 9 of the UCC; (v) require any Restricted Party to indemnify or hold NationsBank harmless from (A) the consequences of any willful misconduct or negligent or other wrongful or unlawful act or omission on the part of NationsBank, or (B) any personal liability of any officer, director or employee of NationsBank; (vi) constitute a waiver by any Restricted Party of (A) any statutory right except where advance waiver is expressly permitted by the relevant statute; (B) rights of redemption or appraisal, or the benefits of any law which exempts property from liability for debt; or (C) provisions which are not capable of waiver under the UCC; (vii) nullify the effect of a lack of validity or enforceability of a Loan Document;
(viii) limit the liability of any party for any labor, service or materials furnished to the property, or for re-entry of the property by force; or (ix) preclude the modification of the Loan Documents through conduct, custom or course of performance, action or dealing.

NationsBank of Texas, N.A.
November 11, 1997
Page 5

         (e) We call to your attention that (i) in the case of proceeds of any Collateral, continuation of perfection of any security interest therein is limited to the extent set forth in Section 9-306 of the UCC, (ii) Section 552 of the United States Bankruptcy Code (the "Bankruptcy Code") limits the extent to which assets acquired by a debtor after the commencement of a case under the Bankruptcy Code may be subject to a security interest arising from a security agreement entered into by the debtor before the commencement of such case, and
(iii) under Section 547 of the Bankruptcy Code, a security interest that attaches within the relevant period set forth in Section 547(b)(4) of the Bankruptcy Code may be avoidable under certain circumstances.

         (f) When an opinion set forth below is given "to our knowledge" that knowledge is limited to the actual knowledge of the individual lawyers in the firm who have participated directly and substantively in the specific transactions to which this opinion relates and without any special or additional investigation undertaken for the purposes of this opinion.

         (g) As to any opinion below relating to the existence, qualification or standing of any corporation in any jurisdiction, our opinion relies entirely upon and is limited by those certificates of public officials attached hereto as Exhibit A.

         Based upon the foregoing, and subject to the limitations and qualifications set forth below, we are of the opinion that:

         1. Each Restricted Party other than Borrower and Bowie is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Kentucky and has the corporate power and authority to enter into and to perform its obligations under each of the Loan Documents to which it is a party. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into and perform its obligations under each of the Loan Documents to which it is a party. Bowie is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and has the corporate power and authority to enter into and perform its obligations under each of the Loan Documents to which it is a party.

NationsBank of Texas, N.A.
November 11, 1997
Page 6

         2. The execution and delivery by each Restricted Party of each of the Loan Documents to which it is a party, the borrowing of the Loans and the performance by each Restricted Party of its agreements and obligations under each of such Loan Documents to which it is a party has (to the extent applicable) been duly authorized by all requisite corporate action on the part of such Restricted Party and do not and will not: (i) conflict with the certificate or articles of organization or bylaws of such Restricted Party; (ii) to our knowledge, contravene or constitute a default under, any provision of any applicable law or regulation, ruling or order, of the Commonwealth of Kentucky or the United States of America, applicable to such Restricted Party; (iii) to our knowledge, constitute a violation of or a default under, or result in the creation of any mortgage, lien, pledge, charge, security interest or other encumbrance (other than in favor of NationsBank) upon the property of such Restricted Party under any indenture, mortgage, deed of trust, agreement or instrument to which such Restricted Party is a party, or by which such Restricted Party or any of its property is bound, including but not limited to, the Intercreditor Agreement dated as of June 27, 1997, by and among Coors Energy Company, a Colorado corporation, Bowie Resources, Limited, a Colorado corporation, and The Provident Bank, an Ohio Banking Corporation (the "Coors Intercreditor Agreement"), the Provident Security Documents (as defined in the Coors Intercreditor Agreement), and the Indenture dated as of November __, 1997, among Borrower, Guarantors, and IBJ Schroder Bank & Trust Company; or (iv) to our knowledge, require any authorization, approval, consent, order, license, or other action by, and no notice to or filing with (other than the filings necessary to create, record or perfect, or maintain the perfection of, the security interests created by the Security Documents), any governmental authority or agency under any applicable law or regulation of the Commonwealth of Kentucky or the United States of America, or any judgment, decree or order of any court or governmental or regulatory authority applicable to such Restricted Party.

         3. Each of the Loan Documents constitutes the valid and binding agreement of each Restricted Party that is a party to such Loan Document enforceable against such Restricted Party, in accordance with such Loan Document's terms.

         4. To our knowledge, except as set forth in the Disclosure Schedule, there is no pending or threatened action, suit or proceeding before any court, governmental agency or arbitrator against any Restricted Party which, if adversely determined, would be required to be disclosed under Section 5.9 of the Credit Agreement or which purports to affect the enforceability of any Loan Document or the performance thereof.

         5. Assuming that the representations and warranties in the Loan Documents (other than the Certificates) are accurate and complete and that the representations and warranties in the Certificate provided by Borrower to us with respect to the intended use of the proceeds of the Loans are accurate and not materially misleading, the transactions and arrangements contemplated by the Loan Documents do not violate Regulation U of the Board of Governors of the Federal Reserve Board.

NationsBank of Texas, N.A.
November 11, 1997
Page 7

         6. Assuming that the representations and warranties in the Loan Documents (other than the Certificates) are accurate and complete and that the representations and warranties in the Certificates are accurate and not materially misleading: (i) no Restricted Party is an "investment company" or a company "controlled by" an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended; (ii) no Restricted Party is subject to the Public Utility Holding Company Act of 1935; and (iii) no Restricted Party is subject to the Federal Power Act or the Interstate Commerce Act (as such preceding acts have been amended), or any other Law relating to common carriers or the sale of electricity, gas, steam, water or other public utility services which regulates the incurring of Indebtedness by any Restricted Party.

         7. We have reviewed the contents of the Collateral Certificate and the Perfection Certificates which identify the jurisdictions in which the Restricted Parties and the Collateral are located. We have assumed that the Collateral Certificate and the Perfection Certificates are accurate and complete and that the representations of the Restricted Parties relating to their chief executive offices and principal places of business in the Collateral Certificate and the Perfection Certificates and the Loan Documents are accurate and complete. We have also reviewed _______ (___) financing statements (the "Financing Statements") to be filed in connection with the Collateral. A fully executed counterpart of the Financing Statements must be filed and recorded in the office of the Kentucky Secretary of State, the Tennessee Secretary of State, the West Virginia Secretary of State and in the County Clerk's offices for Boyd, Bell, Clay, Harlan, Knox, Leslie, Perry and Jefferson Counties, Kentucky. [OTHERS?] We call to your attention that: (a) a continuation statement with respect to the Financing Statements must be filed under the UCC in the office where such financing statement was filed within six months prior to the expiration of five years from the date of such filing, and subsequent continuation statements must be filed within six months prior to the end of each subsequent five-year period; and (b) amendments or supplements to the Financing Statements or additional financing statements may be required to be filed in the event of a change in the name, identity or corporate structure of any Restricted Party or in the event the Financing Statement otherwise becomes inaccurate or incomplete. Based on the assumptions set forth in this paragraph, and subject to the filing requirements described in this paragraph, each of the Security Agreements creates a perfected security interest in favor of NationsBank in the "Collateral" and proceeds of "Collateral" (as such terms are defined in the Security Agreements) with respect to which a security interest can be created under the UCC and perfected by the filing of financing statements in the Commonwealth of Kentucky pursuant to the UCC and, in the case of certificated securities that are part of such Collateral, the taking and maintaining of possession thereof by NationsBank.

NationsBank of Texas, N.A.
November 11, 1997
Page 8

         8. A fully executed counterpart of [THE ASSIGNMENT BY PROVIDENT OF THE INTERCOMPANY NOTES AND THE BOWIE MORTGAGE] (the "Assignment") and the [COLLATERAL ASSIGNMENT OF INTERCOMPANY NOTES AND BOWIE MORTGAGE] (the "Collateral Assignment"), each Mortgage and each Deed of Trust (in each case, as amended) is required to be filed and recorded in the appropriate real estate records of the offices of the County Clerk of each of the counties in which properties described in each Mortgage and Deeds of Trust are located (the "County Clerks"), and fully executed counterpart of each Mortgage Financing Statement and each Deed of Trust Financing Statement is required to be filed in the "fixture" records of the offices of the County Clerk of the counties in which properties containing "fixtures" are located. Once the Mortgages, the Deed of Trust, the Mortgage Financing Statements, the Deed of Trust Financing Statements, the Assignment and the Collateral Assignment are so filed and recorded, no further or subsequent filing or refiling will be necessary in the Commonwealth of Kentucky in order to continue the existence or perfection of the liens and security interests referred to in this paragraph, except that: (a) in the event any indebtedness secured by any Mortgage or any Deed of Trust has not been paid before the expiration of twenty (20) years from the date provided for therein or in the Note, as appropriate, for payment of such indebtedness, an extension agreement with respect to the Mortgage or the Deed of Trust, providing for the renewal or extension of such indebtedness, should be entered into and filed and recorded in the same records of each office in which such Mortgage or Deed of Trust has been filed prior to the expiration of such twenty (20) year period; (b) a continuation statement with respect to the Mortgage Financing Statements and Deed of Trust Financing Statements must be filed under the UCC in the office where each such financing statement was filed within six months prior to the expiration of five years from the date of such filing, and subsequent continuation statements must be filed within six months prior to the end of each subsequent five-year period; and (c) amendments or supplements to the Mortgage Financing Statements, Deed of Trust Financing Statements or additional financing statements may be required to be filed in the event of a change in the name, identity or corporate structure of a Restricted Party or in the event the Mortgage Financing Statements or Deed of Trust Financing Statements otherwise become inaccurate or incomplete. Subject to the filing requirements described in this paragraph, each Mortgage and Deed of Trust creates a mortgage lien in favor of NationsBank in the "Mortgaged Properties" (as defined in each such Mortgage) and the "Properties" (as defined in each Deed of Trust) located in the Commonwealth of Kentucky and a perfected security interest in the "Collateral" and proceeds of "Collateral" (as such term is defined in each Mortgage) with respect to which a security interest can be created under the UCC and perfected by the filing of fixture financing statements in the Commonwealth of Kentucky pursuant to the UCC.

         9. The acceptance of each Mortgage, Deed of Trust, the Deed of Trust Financing Statements and the Mortgage Financing Statements by NationsBank, its possession and retention of its rights thereunder, and its presentation of such instruments for filing and recording as described in Paragraphs 7 and 8 hereof will not require NationsBank to pay or otherwise subject NationsBank to any tax, fee or other charge except the customary fee charged by each filing or recording officer on a per-page or per-instrument basis and any applicable mortgage tax due. Assuming that the only business transacted by NationsBank within the Commonwealth of Kentucky is the creating or acquiring of indebtedness, mortgages and security interests in real or personal property, the securing or collecting of debts or the enforcing of mortgages and security interests in property within the Commonwealth of Kentucky securing the debts, and the lending of money, or the acquisition by purchase, by contract to purchase, by making of advance commitments to purchase, or by assignment to it of loans, including construction loans, or any interest in loans, secured in whole or in part by mortgages, deeds of trust or other forms of security on real or personal property in the Commonwealth of Kentucky, if such activities are carried on from outside the Commonwealth of Kentucky by NationsBank or within the Commonwealth of Kentucky by independent agencies on behalf of NationsBank, NationsBank is not required to qualify to do business in the Commonwealth of Kentucky or to otherwise register or make any filing (other than those described in Paragraphs 7 and 8 hereof) under Kentucky law as a result of its acceptance of such instruments, its possession and retention of its rights thereunder, or the filing or recording thereof.

NationsBank of Texas, N.A.
November 11, 1997
Page 9

         10. The Credit Agreement provides that, except to the extent that the law of another jurisdiction is expressly elected in a Loan Document, the Loan Documents shall be deemed contracts made under the laws of the State of Texas and shall be enforced in accordance with Texas Law. You have asked us to consider whether a Kentucky court would honor this provision as an effective choice of law.

         Based upon the following assumptions and upon an analysis of existing case law and statutes of the Commonwealth of Kentucky, we are of the opinion that the courts of the Commonwealth more likely than not will enforce and give effect to those provisions in the Agreements which stipulate that such documents shall be governed by and shall be construed in accordance with, the laws of the State of Texas, except to the extent that the laws of the Commonwealth of Kentucky or any other state in which any of the Property is located shall govern the effect of real estate interests created, transferred or reserved and the perfection and the effect of perfection or non-perfection of liens and security interests.

         We have assumed for purposes of this opinion that (1) the parties to the Agreements are sophisticated in financial dealings, and that there was no collusion or fraud in relation to the parties' choice of law with respect to terms of the Loan Documents and (2) negotiations of the Loan Documents have taken place in part in the State of Texas, and have been accepted in the State of Texas and the performance of the Loan Documents will take place in part in the State of Texas.

         Although we believe these facts to be only some of the facts relevant to a determination of the enforceability of the choice of law clause contained in the Loan Documents, the courts (the "Courts") of the Commonwealth of Kentucky have not explicitly stated that these types of facts are the only ones that they would consider. With your knowledge and consent, we have not inquired into facts deemed relevant in tort cases or in cases interpreting contracts of insurance. Although we consider such factors to be irrelevant, the Courts may nevertheless deem them to be relevant.

         The seminal Kentucky case ruling on the issue of the validity of a choice of foreign law to govern a credit transaction is Big Four Mills Ltd. v. Commercial Credit Co., Inc., 211 S.W.2d 831 (Ky. App. 1948), in which a Maryland corporation brought suit against a Kentucky corporation in the Commonwealth of Kentucky to recover money due under a written contract. The court, quoting with approval 11 Am. Jur. "Conflict of Laws" Section 157, page 461, said:

         "There is one broad fundamental principle that seems to pervade the cases dealing with the conflict of laws with respect to interest and usury and this is to accept, as the governing law, that law with reference to which the parties, acting in good faith and not for the purpose of evading the law of the real situs of the contract, intended to contract. The almost unanimous decision is that where residents of different jurisdictions contract for the loan of money, if the obligation is made in one state, but is to be performed in another, the parties are at liberty to regard it as a contract of either state and to stipulate for the higher rate of interest allowable in either, provided that in so doing they act in good faith and that the form of the transaction is not adopted to disguise its real character. If it is a bona fide transaction, the contract will be sustained; if it is a device for securing usurious interest, it will be held invalid. Where the parties have by the express terms of the contract designated the governing law, the only question for the court is whether they acted in good faith or in bad faith and for the purpose of evading the law of the place to which the contract was really referable."

NationsBank of Texas, N.A.
November 11, 1997
Page 10

         The Big Four court further noted: "Implicit in the rule is that some vital element of the transaction (i.e., execution, performance, intent) is connected with the state whose law is sought to be invoked. If so, we should respect the presumption that the parties intend to enter into a legal rather than an illegal contract." Id. The Big Four case thus holds that a choice of foreign law will be upheld if at least one vital element of the contract is associated with the foreign state whose laws are sought to be invoked and the transaction is entered into in good faith.

         The Big Four case has been cited with approval by Consol. Jewelers, Inc. v. Standard Fin. Corp., 325 F.2d 31 (6th Cir. 1963), which involved a fact pattern substantially similar to the fact pattern present in the Big Four case. In Consol. Jewelers, the Sixth Circuit Court of Appeals upheld the choice of New York law to govern a credit transaction entered into between a New York corporation, as lender, and a Kentucky corporation, as borrower. The Consol. Jewelers court at 325 F.2d 31, 34 quoted with approval the decision of the lower court, to wit:

         "The Big Four Mills case demonstrates conclusively that no claim of bad faith can be made against a foreign lender, even one who intends to avoid Kentucky's usury laws, if the real situs of the transaction in question is not in Kentucky and if the nonresident lender's connections with another state are sufficient to justify contracting with reference to the laws of that state. There is nothing devious about a New York corporation, having its principal place of business in New York, loaning money in New York under a contract negotiated in part and entered into in New York and to be performed in large part in New York, and the fact that the defendant had sufficient contact with this State to be amenable to process here does not alter the fact that this is essentially a New York transaction."

         We also refer you to Prudential Resources Corp. v. Plunkett, 583 S.W.2d 97 (Ky. App. 1979), in which a lessee under an oil and gas contract brought suit in the Commonwealth of Kentucky against the lessor seeking a declaration that the lessee had not lost its right to exercise the option to purchase the leasehold estate embodied in the oil and gas contract. The contract at issue involved oil and gas wells located in the Commonwealth of Kentucky, but neither the lessee nor the lessor was a Kentucky resident. In upholding the validity of the contract provision requiring that all suits involving the contract be brought in Dallas County, Texas, the court noted that Kentucky had a minimal interest in the lawsuit. This case is noteworthy because the sole contact of the lawsuit with the Commonwealth of Kentucky was that the property at issue was located in the Commonwealth of Kentucky. Neither the lessee nor the lessor was a resident of the Commonwealth of Kentucky, and the oil and gas contract was entered into out of state. Although the Prudential Resources court was not asked to rule on the validity of a choice of law provision, we believe that the court's refusal in Prudential Resources to invalidate the choice of forum clause contained in the contract because of the minimal Kentucky contact supports our conclusion that it is more likely than not that a Kentucky court would enforce the choice of law provision contained in the Loan Documents.

NationsBank of Texas, N.A.
November 11, 1997
Page 11

         We should point out that two opinions of Kentucky courts have taken a different approach than the Big Four and the Consol. Jewelers cases. In Lewis
v. Am. Family Ins. Group, 555 S.W.2d 579 (Ky. 1977), and Breeding v. Mass. Indem. & Life Ins., 633 S.W.2d 717 (Ky. 1982), the Court held that the law of the state which had the most significant contacts to the transaction would govern. The Sixth Circuit Court of Appeals noted in Harris Corp. v. Comair, Inc., 712 F.2d 1069 (6th Cir. 1983), that Kentucky courts apply Kentucky law whenever possible. Even so, we believe that the Big Four and the Consolidated Jewelers cases remain applicable to the Loan Documents. The Lewis and Breeding cases involved different facts, neither one of them involving a choice of law provision in a credit transaction. The Harris Corp. case involved tort rather than contract claims. Neither Big Four nor Consol. Jewelers has been overruled.

         Although a court could, conceivably, rule that Kentucky law governs the Loan Documents if it determined that the choice of Texas law was a sham to avoid the application of Kentucky law, or if it applied the test articulated in Lewis and Breeding cases, we have found no Kentucky case in which a Kentucky court has done so involving facts like those addressed in this opinion.


                                     ******


         This opinion is limited to the matter stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. We undertake no obligation to update this opinion based on events, changes in the law or other matters occurring after the date hereof or to provide any notice to NationsBank of any subsequent events, facts or other matters which might affect the opinions given herein. This opinion is provided to you at your request and is to be limited in its use to reliance by NationsBank and its assignees or participants in the Loans in consummating the transactions described in the Loan Documents and by Thompson & Knight, P.C., in rendering its legal opinion to NationsBank in connection with the Loan Documents. This opinion is being furnished only to you and is solely for your benefit. This opinion may not be used, circulated, quoted, relied upon or otherwise referred to for any purpose without our prior written consent; provided, however, that you may furnish this opinion to assignees or participants in the Loans.

                                             Very truly yours,

                                             BROWN, TODD & HEYBURN PLLC



                                             By:    /s/ Paul E. Sullivan
                                                    ---------------------------
                                                    Paul E. Sullivan, Member

NationsBank of Texas, N.A.
November 11, 1997
Page 12



                                                    EXHIBIT  A